UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

Acrivon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MESSAGE FROM OUR CHAIRMAN AND CEO

Dear Stockholders:

We are pleased to invite you to join us for the 2025 Annual Meeting of Stockholders of Acrivon Therapeutics, Inc., to be held on Friday, June 13, 2025 at 11:00 AM Eastern Time, virtually at https://www.proxypush.com/ACRV, during which time you will be able to vote your shares electronically and submit questions.

At the 2025 Annual Meeting, we will be asking you to elect three nominees, each to serve as a Class III director for a three-year term ending in 2028. Beginning on page 5, you will find detailed information about the qualifications of our director nominees and our continuing directors, who we believe are a strong group to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to guiding Acrivon to deliver on our commitment to developing precision medicines to improve the lives of patients.

In addition to the election of directors, as discussed beginning on page 23, we are also asking stockholders to ratify our audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

On behalf of the Board of Directors and the Acrivon team, we would like to thank you for your continued support. We look forward to your participation at the 2025 Annual Meeting.

Sincerely,

Peter Blume-Jensen, M.D., Ph.D.

Chief Executive Officer, President and Chairman of the Board

April 25, 2025

Acrivon Therapeutics, Inc.

480 Arsenal Way, Suite 100

Watertown, Massachusetts 02472

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	June 13, 2025	Record Date:	April 21, 2025
Time:	11:00 AM EST	Meeting Website:	https://www.proxypush.com/ACRV

To the Stockholders of Acrivon Therapeutics, Inc.:

We will hold the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Acrivon Therapeutics, Inc. on June 13, 2025, 11:00 AM Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting https://www.proxypush.com/ACRV and entering your individual control number included in the notice regarding the Internet availability of proxy materials (the “Notice”), or on your proxy card, or in the voting instructions that accompanied the proxy materials.

Items of Business:

1.
To elect the Class III director nominees named in the accompanying proxy statement to a term of three years; and

2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

These matters are more fully described in the proxy statement accompanying this notice. In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials, consisting of this Notice of Annual Meeting, the proxy statement, and a proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) via the Internet. On April 25, 2025, we commenced mailing to stockholders as of the record date the Notice, which contains instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail or telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and the 2024 Annual Report. This process allows us to provide our stockholders with the information they need on a timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Peter Blume-Jensen, M.D., Ph.D.

Chief Executive Officer, President and Director

April 25, 2025

Proxy Statement Summary

This summary highlights information that is contained elsewhere in this Proxy Statement regarding the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Acrivon Therapeutics, Inc. (the “Company,” “Acrivon,” “we,” “us,” or “our”). It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Overview of Proposals to be Presented at the Annual Meeting

Proposals	Board Vote Recommendation	Page
1. Elect Class III Director nominees Peter Blume-Jensen, M.D., Ph.D.; Derek DiRocco, Ph.D.; Santhosh Palani, Ph.D., C.F.A.	FOR each nominee	5
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025	FOR	23

Proposal No. 1: Election of Directors

We are asking you to vote for the election of each of Peter Blume-Jensen, M.D., Ph.D.; Derek DiRocco, Ph.D.; and Santhosh Palani, Ph.D., C.F.A. as a Class III director to serve for a three-year term expiring at our 2028 Annual Meeting. Our Board of Directors (the “Board”) currently consists of eight members and is divided into three classes, each of which has a three-year term.

Proposal No. 2: Ratification of Independent Auditor

We are also asking you to ratify our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Important Notice Regarding the Internet Availability of Proxy Materials

The Notice of Annual Meeting, the Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at www.proxydocs.com/ACRV.

Important Information about the Annual Meeting and Voting

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting https://www.proxypush.com/ACRV and using your individual control number included on your notice regarding the Internet availability of proxy materials

(the “Notice”), on your proxy card, or in the instructions that accompanied your proxy materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee (generally referred to as a “broker”), you are considered the beneficial owner of shares held in street name, your broker is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Please allow ample time for online check-in, which will begin at 10:45 a.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting login page. We will endeavor to answer as many questions submitted by stockholders as time permits at the Annual Meeting. Further information regarding procedures for asking questions and rules of conduct for the meeting will be posted on the virtual meeting login page. A replay of our Annual Meeting webcast will be available at https://www.proxydocs.com/ACRV after the meeting and will remain there for one year.

We believe that conducting the Annual Meeting as a virtual meeting will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.

Stockholders Entitled to Vote

The Board has set April 21, 2025, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 31,354,984 shares of our common stock issued, outstanding and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten calendar days before the Annual Meeting at our corporate offices at 480 Arsenal Way, Suite 100, Watertown, Massachusetts.

Quorum

The holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the meeting as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting provided on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting to ensure that your shares will be represented whether or not you are able to attend the meeting.

Voting at the Meeting

Stockholders may vote and ask questions during the virtual Annual Meeting. To participate in the Annual Meeting, you will need to log into the virtual meeting website with your individual control number provided on your proxy materials. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Holders

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, on how to vote the shares held in your account. You should follow the instructions in the Notice or voting instructions provided to you by that organization to vote your shares or direct the organization on how to vote your shares.

Vote Requirements

Proposal No. 1: Election of Directors

For a director to be elected, the director must receive the affirmative vote of a plurality of the votes present or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Proposal No. 2: Ratification of Independent Auditor

The affirmative vote of the majority of the votes cast on the matter is required to ratify our independent auditors.

How Your Shares Will Be Voted; Abstentions and Broker Non-Votes

You may vote “FOR” or “WITHHOLD” with respect to each director nominee (Proposal No. 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2). Withhold votes on Proposal No. 1 or abstentions on Proposal No. 2 will be counted for purposes of establishing a quorum but will not have any impact on the voting results.

Brokers who hold our shares in street name for their customers generally have authority to vote on “routine” proposals, such as the ratification of auditors (Proposal No. 2), even when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other non-routine matters. When a broker exercises this discretionary authority to vote on a routine matter, a broker non-vote occurs as to the other non-routine matters. A broker non-vote will have no impact on the voting results of the election of directors (Proposal No. 1).

If you are a stockholder of record and you properly sign and return a proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for each director nominee, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to our Corporate Secretary at Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, Massachusetts 02472. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by virtually attending and voting during the Annual Meeting. Holders in street name should follow the instructions provided to you by your broker regarding how to revoke a proxy previously submitted.

Solicitation of Proxies

Our Board is making this solicitation, and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.

Proposal No. 1: Election of Class III Directors

Overview

Our Board consists of eight directors and is divided into three classes with staggered three-year terms:

Class I – Term expiring at the 2026 Annual Meeting of Stockholders

Michael Tomsicek, M.B.A.

Charles Baum, M.D., Ph.D.

Class II – Term expiring at the 2027 Annual Meeting of Stockholders

Kristina Masson, Ph.D., M.B.A.

Sharon Shacham, Ph.D., M.B.A.

Ivana Magovčević-Liebisch, Ph.D., J.D.

Class III – Term expiring at the 2025 Annual Meeting of Stockholders

Peter Blume-Jensen, M.D., Ph.D.

Derek DiRocco, Ph.D.

Santhosh Palani, Ph.D., C.F.A.

At the Annual Meeting, each of Peter Blume-Jensen, M.D., Ph.D.; Derek DiRocco, Ph.D.; and Santhosh Palani, Ph.D., C.F.A. will be standing for election as a Class III director, to hold a three-year term expiring at our 2028 Annual Meeting. Each of the directors will hold office until his successor has been elected and qualified or until a director’s earlier resignation or removal.

The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of Drs. Blume-Jensen, DiRocco and Palani to stand for election at the 2025 Annual Meeting. Dr. Palani is standing for election by our stockholders for the first time and was identified as a candidate to join the Board by our directors through his prior experience as a consultant to the Company (which ended in 2021). Dr. Palani was engaged again to consult for the Company in June 2024. For more information regarding the advisory agreement with Dr. Palani, see the discussion under the heading “2024 Director Compensation”. Dr. Palani has extensive experience and expertise as an analyst and a private and public company investor. The nominees have consented to serve if elected. However, if a nominee fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our 2025 Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The nominating and corporate governance committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The nominating and corporate governance committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:

•
possessing relevant expertise upon which to be able to offer advice and guidance to management;
•
having sufficient time to devote to the affairs of the Company;
•
demonstrating excellence in his or her field;

•
having the ability to exercise sound business judgment;
•
experience as a board member or executive officer of another publicly held company;
•
having a diverse personal background, perspective and experience; and
•
having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Board will periodically assess the skills, experience, knowledge and backgrounds of its directors in light of the needs of the Board, including the extent to which the current composition of the Board reflects a diverse mix of skills, experience, knowledge and backgrounds, including an appropriate number of women directors. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

Stockholder Nominations

The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Next Years’ Annual Meeting.”

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our Board members as of April 21, 2025.

Board Diversity Matrix
Total Number of Directors: 8
	Female	Male
Gender Identity
Directors	3	5
Demographic Background
Asian		1
White	2	3
Did Not Disclose Demographic Background	2

Nominees and Continuing Directors

Biographical information for the director nominees and each continuing director is set forth below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should serve as a director.

Class III Director Nominees for Terms Expiring in 2028

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

Peter Blume-Jensen, M.D., Ph.D.

Director Since: March 2018 Age: 63

Experience and Expertise:

Dr. Blume-Jensen is our main founder and has served as our Chief Executive Officer, acting Chief Scientific Officer, and President since March 2018, and Chairman of our Board since October 2020. He previously served as Chief Scientific Officer at XTuit Pharmaceuticals and at Metamark Genetics, as Vice President and Global Therapeutic Area Advisor at Daiichi Sankyo, and as Department Head at Merck & Co. and Serono, US. Dr. Blume-Jensen serves on the scientific advisory board for several private biotech companies and academic institutions. He has authored numerous highly cited articles and reference text book chapters in oncology, and his review “Oncogenic Kinase Signaling (Nature, 2001) is a citation classic in the field of clinical medicine. He received his M.D. from Copenhagen University Medical School, Denmark, his Ph.D. from The Ludwig Institute for Cancer Research, Uppsala, Sweden, and conducted his Post-Doctoral Fellowship under Tony Hunter at the Salk Institute, La Jolla, CA.

Qualifications:

•
Extensive knowledge of our business as our main founder and chief executive officer.
•
Inventor of the founding AP3 platform.
•
Extensive experience in oncology research and development and oncogenic kinase signaling.

Derek DiRocco, Ph.D.

Independent

Director Since: November 2021

Committee Service:

•
Nominating and Governance Committee
•
Audit Committee

   Other Public Boards:

•
89Bio, Inc.
•
Mineralys Therapeutics, Inc.
•
Werewolf Therapeutics, Inc.

Age: 44

Experience and Expertise:

Dr. DiRocco has been a partner at RA Capital Management, LLC, a multi-stage investment manager dedicated to company formation and evidence-based investing in healthcare and life science companies, since December 2020 and previously served as principal from December 2017 to December 2020. Dr. DiRocco has served on the board of directors of 89bio, Inc. since April 2018, Werewolf Therapeutics, Inc. since December 2020, Mineralys Therapeutics since June 2022, Rivus Pharmaceuticals since September 2022, and Forward Therapeutics since November 2023. Past directorships include time spent at iTeos Therapeutics, Connect Biopharma and CanBridge. Dr. DiRocco holds a B.A. in biology from College of the Holy Cross and a Ph.D. in pharmacology from the University of Washington and conducted his postdoctoral research at Brigham and Women’s Hospital/Harvard Medical School.

Qualifications: • Extensive experience as an investor in biotechnology companies. • Extensive experience as a director of multiple private and public companies.

Santhosh Palani, Ph.D., C.F.A.

Independent Director Since: March 2024 Committee Service: • Nominating and Governance Committee (Chair) • Compensation Committee Other Public Boards: • Pyxis Oncology Age: 42

Experience and Expertise:

Dr. Palani has been the founder and CEO of PSP Research, an investment advisor firm, since November 2024. He was an investment partner at PFM Health Sciences (“PFM”), a healthcare investment management firm, from June 2020 to October 2024. At PFM, Dr. Palani led public and private biotechnology investments and served on the board of companies in the cell therapy and gene editing fields. Prior to joining PFM in June 2020, Dr. Palani was a principal at New Enterprise Associates (NEA), where he invested in early-stage private biotechnology companies and served on the boards of companies in the radiopharmaceuticals, cell therapy, targeted oncology, and gene editing fields. Dr. Palani has a Ph.D. in bioengineering from the University of Pennsylvania and completed his postdoctoral work in biochemistry and molecular biophysics at Columbia University. He also holds an M.S. in chemical engineering from Texas A&M University and a B.S. in chemical engineering from the University of Madras. Dr. Palani is a CFA® Charterholder.

Qualifications:

•
Extensive experience as a public and private investor in biotechnology companies.
•
Extensive experience as both buyside and sellside analyst.
•
Experience as a board director of multiple private and public companies.

Continuing Directors — Class I Directors with Terms Expiring in 2026

Michael Tomsicek, M.B.A.

Independent Director Since: October 2022 Committee Service: • Audit Committee (Chair) Other Public Boards: • Milestone Pharmaceuticals USA, Inc. Age: 59

Experience and Expertise:

Mr. Tomsicek has served as a member of the board of directors of Milestone Pharmaceuticals USA, Inc., a Nasdaq-listed biopharmaceutical company, since April 2019. Mr. Tomsicek served as the Chief Financial Officer of CRISPR Therapeutics AG, a Nasdaq-listed gene editing company, from November 2017 through October 2021. Prior to that, Mr. Tomsicek served as Chief Financial Officer of Abiomed, Inc., a Nasdaq-listed medical device company, from July 2015 to August 2017. Mr. Tomsicek holds an M.B.A. and a B.S. in Engineering, both from the University of Wisconsin.

Qualifications: • Extensive management and industry experience, including public company management experience.

Charles Baum, M.D., Ph.D.

Independent Director Since: June 2023 Committee Service: • Compensation Committee (Chair) • Nominating and Governance Committee Other Public Boards: • PMV Pharmaceuticals, Inc. Age: 67

Experience and Expertise:

Dr. Baum has served as Chief Executive Officer of Terremoto Biosciences, a biotechnology company focused on highly targeted, small molecule medicines, since July 2024. Prior to Terremoto he was the Founder, President and CEO at Mirati Therapeutics (“Mirati”), a company focused on developing and commercializing cancer therapeutics, from 2012 to 2021 and from August 2023 until Mirati’s acquisition by Bristol Myers Squibb in January 2024. From 2021 to 2023 he served as Founder, President and Head of Research and Development at Mirati. He was also a board member of Mirati from 2021 through its acquisition by Bristol Myers Squibb in 2024. His career has also included academic and hospital positions at Stanford and Emory universities. Dr. Baum serves on the board of directors at PMV Pharmaceuticals, Odyssey Therapeutics, Crossbow Therapeutics and Terremoto Biosciences. He is also on the scientific advisory board at ALX Oncology. Dr. Baum received his M.D. and Ph.D. degrees from Washington University School of Medicine and completed his post-graduate training at Stanford University. He previously served on the board of directors of Poseida Therapeutics from May 2022 to January 2025 (acquired by Roche), Immunomedics, Inc. from February 2019 to October 2020 (acquired by Gilead Sciences), Array BioPharma from April 2014 to July 2019 (acquired by Pfizer) and BCTG Acquisition Group from September 2020 to July 2021 when it merged with Tango Therapeutics.

Qualifications: • Extensive experience in oncology research and development. • Extensive management and industry experience, including public company management experience.

Continuing Directors — Class II Directors with Terms Expiring in 2027

Kristina Masson, Ph.D., M.B.A.

Director Since: March 2018 Age: 45

Experience and Expertise:

Dr. Masson is our co-founder and has served as our President, CEO and Site Head of our subsidiary Acrivon AB and a member of our Board since March 2018. Dr. Masson has also served as our Executive Vice President, Business Operations since August 2022 and previously served as our Senior Vice President, Operations from March 2018 to August 2022. In November 2016, Dr. Masson founded OncoSignature AB, a biotechnology company, which she led until its acquisition by Acrivon AB in March 2018. Dr. Masson serves as a board member at Aqilion AB, a privately held Swedish company. Dr. Masson received an MSc and a Ph.D. from Lund University, conducted her Post-Doctoral Fellowship at the Broad Institute of MIT and Harvard, and earned her Executive MBA from MIT Sloan School of Management.

Qualifications: • Knowledge of our business as a co-founder of the company and OncoSignature AB. • Extensive experience in oncology research and development.

Sharon Shacham, Ph.D., M.B.A.

Independent Director Since: October 2020 Committee Service: • Compensation Committee Age: 54

Experience and Expertise:

Dr. Shacham co-founded E44 Ventures, a venture capital firm, in June 2022 and serves as Managing Director. Dr. Shacham founded Karyopharm Therapeutics Inc., a pharmaceutical company, in 2008, where she served as Chief Scientific Officer from October 2010 to May 2022, President from October 2013 to May 2021, President of Research and Development from December 2012 to May 2021, Head of Research and Development from October 2010 to December 2012, and President and Chief Executive Officer from October 2010 to January 2011. Dr. Shacham led the scientific and clinical work that led to the discovery, development and regulatory approval of selinexor (Xpovio). Xpovio is a first-in-class, oral exportin 1 (XPO1) inhibitor and is approved in the United States in multiple oncology indications. Prior to joining Karyopharm, Dr. Shacham served as Director, Algorithm and Software Development at Predix Pharmaceuticals Inc., which in 2006 merged into Epix Pharmaceuticals where Dr. Shacham was Senior Vice President of Drug Development. Dr. Shacham holds a B.S. in chemistry, a Ph.D. in biophysical chemistry, and an M.B.A. from Tel Aviv University.

Qualifications: • Extensive experience in oncology research and development. • Extensive management and industry experience, including public company management experience.

Ivana Magovčević-Liebisch, Ph.D., J.D.

Independent Director Since: February 2024 Committee Service: • Audit Committee Other Public Boards: • Vigil Neurosciences, Inc. • Quanterix Corporation Age: 57

Experience and Expertise:

Dr. Magovčević-Liebisch has served as the President and Chief Executive Officer of Vigil Neuroscience, Inc., a microglia-focused therapeutics company, since July 2020. Prior to Vigil, Dr. Magovčević-Liebisch was the Executive Vice President and Chief Business Officer at Ipsen, a pharmaceutical company, from March 2018 to April 2020 where she was responsible for growing the pipeline through strategic transactions. Dr. Magovčević-Liebisch was the Chairperson of the board of directors of ABSCI Corporation (NASDAQ: ABSI) and was a member of the board of directors of Aeglea BioTherapeutics, Inc. (now Spyre Therapeutics, Inc. (NASDAQ: SYRE)) and Applied Genetic Technologies Corporation (acquired by Syncona Ltd, now Beacon Therapeutics Holdings Ltd) and she currently serves on the bord of directors of Quanterix Corporation. She holds a Ph.D. in genetics from Harvard University and a J.D. in high technology law from Suffolk University Law School. She graduated from Wheaton College with a B.A. (summa cum laude) in biology and chemistry.

Qualifications: • Extensive management and industry experience, including public company management experience.

Corporate Governance and Our Board of Directors

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2024:

				Committee Memberships
Name	Age	Director Site	Independent	Audit	Compensation	Nominating and Corporate Governance
Peter Blume-Jensen, M.D., Ph.D.	63	2018
Kristina Masson, Ph.D., M.B.A.	45	2018
Sharon Shacham, Ph.D., M.B.A.	54	2020	✓		✓
Derek DiRocco, Ph.D.	44	2021	✓	✓		✓
Michael Tomsicek, M.B.A.	59	2022	✓	©
Charles (Chuck) Baum, M.D., Ph.D.	67	2023	✓		©	✓
Ivana Magovčević-Liebisch, Ph.D., J.D.	57	2024	✓	✓
Santhosh Palani, Ph.D., CFA	42	2024	✓		✓	©
2024 Meetings			Board: 5	4	4	0*

* Although the Nominating and Corporate Governance Committee did not hold a formal meeting in 2024, committee members held several informational calls, engaged through written correspondence and acted by written consent.

✓ = Member

© = Chair

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has determined that all of our directors other than Peter Blume-Jensen, M.D., Ph.D. and Kristina Masson, Ph.D., M.B.A. are “independent directors” as defined under applicable Nasdaq rules. In making such determination, our Board considered the current and prior relationships that each such director has with our company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director and the transactions described in the section titled “Certain Relationships and Related Party Transactions” and the advisory agreement with Dr. Santhosh Palani discussed under the heading “2024 Director Compensation”. There are no family relationships among any of our directors or executive officers except that Dr. Blume-Jensen, our Chief Executive Officer and President and Chairman, and Dr. Masson, our Executive Vice President, Business Operations, and a director, are married.

Board Leadership Structure

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Board Size

The Board currently consists of eight directors. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operate pursuant to a committee charter. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our audit committee consists of Mr. Tomsicek, Dr. Magovčević-Liebisch and Dr. DiRocco, with Mr. Tomsicek serving as chair of the audit committee. Our Board has determined that each of these individuals meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. Our Board has also determined that Mr. Tomsicek qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission (“SEC”) regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In arriving at these determinations, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The functions of this committee include, among other things:

•
helping our Board oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the results of the annual audit;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing and approving related-party transactions;

•
confer with management and the independent accountants, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting and disclosure controls and procedures;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•
approving or, as permitted, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee will comply with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Dr. Baum, Dr. Palani and Dr. Shacham, with Dr. Baum serving as chair of the compensation committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. The functions of this committee include, among other things:

•
reviewing, modifying and approving (or, if it deems appropriate, making recommendations to the full Board for approval) our overall compensation strategy and policies;
•
evaluating and approving (or, if it deems appropriate, making recommendations to the full Board for approval) the compensation and other terms of employment of our executive officers;
•
reviewing and, approving (or if it deems appropriate, making recommendations to the full Board for approval) the performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or, if it deems it appropriate, making recommendations to the full Board for approval) the equity incentive plans, compensation plans and similar programs advisable for us, as well as evaluating and approving (or recommending to the full Board for approval) the modification or termination of existing plans and programs;
•
reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;
•
reviewing and considering the results of any advisory vote on executive compensation if required by Section 14A of the Exchange Act and the rules and regulations promulgated thereunder;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors;
•
establishing policies with respect to equity compensation arrangements;

•
reviewing the competitiveness and adequacy of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board for approval) regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements, which includes the ability to adopt, amend and terminate such agreements or arrangements, and to delegate authority to our CEO and any other executive officer to approve and adopt employment agreements or arrangements;
•
developing and implementing policies with respect to the recovery or “clawback” of any excess incentive-based compensation paid to any of the Company’s officers based on erroneous data;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports, registration statements or proxy statements to be filed with the SEC, to the extent such caption is included in any such report, registration statement or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement, if applicable; and
•
reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Palani, Dr. DiRocco and Dr. Baum, with Dr. Palani serving as chair of the nominating and corporate governance committee. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board, consistent with the criteria approved by the Board;
•
reviewing and evaluating director performance on the board and applicable committees of the board;
•
making recommendations to the Board regarding the selection and approval of candidates to serve as nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;
•
considering and assessing the independence of members of our Board;
•
developing a set of corporate governance guidelines and principles and recommending to our Board any changes to such guidelines and principles;
•
reviewing with our CEO and making recommendations to the Board with respect to management succession planning;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee will comply with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Meeting Attendance

During 2024, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. All of our directors are encouraged to attend our annual shareholder meetings.

Other Governance Matters

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, or the code of conduct, applicable to all of our employees, executive officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of the code of conduct is available under the Governance section of our website. We intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code of conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of the Company’s securities that applies to employees, directors and consultants of the Company and its subsidiaries. This policy is reasonably designed to promote compliance with insider trading laws, related SEC rules and regulations and the Nasdaq listing rules. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements and oversees Company policies governing the use of artificial intelligence.

For more information on cybersecurity oversight, please refer to Item 1C, “Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”).

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance

Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the Governance section of our website.

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks required to be disclosed during the calendar year ended December 31, 2024. No director who served on the Compensation Committee during the calendar year ended December 31, 2024, has any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Communications with the Board

The Board has adopted a procedure for receiving and addressing communications from our stockholders and other interested parties. Stockholders and others who wish to communicate with the Board, any group of directors, or any individual director can write to: Acrivon Therapeutics, Inc. 480 Arsenal Way, Suite 100, Watertown, Massachusetts 02472, Attn: Corporate Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.

Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail, and mass mailings, resumes, and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Delinquent Section 16(a) Reports

Section 16(a) of Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other Company equity securities.

To our knowledge, based solely on our review of the copies of Forms 3 and 4 and amendments thereto and written representations from the Reporting Persons, all Section 16(a) filing requirements applicable to our Reporting Persons were complied with during the fiscal year ended December 31, 2024, except Peter Blume-Jensen, Kristina Masson, Eric Devroe, Erick Gamelin, Rasmus Holm-Jorgensen and Mary Miller each filed late Forms 4 on November 27, 2024 to report the grant of stock options on March 1, 2024 due to an administrative oversight.

Director Compensation

Our Board adopted a non-employee director compensation policy in October 2022 that became effective upon the pricing of our initial public offering. Such policy was amended early 2024 to require that each non-employee director serve for a minimum of one year before receiving an annual equity grant. The non-employee director compensation policy was established and amended after considering market practices with respect to newly public companies within the biotechnology industry. This compensation policy provides that each non-employee director will receive the compensation described below for service on our Board. Dr. Blume-Jensen, our Chief Executive Officer and President, and Dr. Masson, our Executive Vice President, Business Operations, are also members of our Board, but do not receive any additional compensation for their service as a director.

Cash compensation. Under this policy, we pay each of our non-employee directors cash retainers for service on our Board and committees of our Board as follows:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for lead independent director	20,000
Additional retainer for audit committee chair	15,000
Additional retainer for audit committee non-chair member	7,500
Additional retainer for compensation committee chair	15,000
Additional retainer for compensation committee non-chair member	7,500
Additional retainer for nominating and corporate governance committee chair	10,000
Additional retainer for nominating and corporate governance committee non-chair member	5,000

We also reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses actually incurred by such director in connection with in-person attendance at and participation in meetings of our Board and committees of our Board.

Equity compensation. In addition to cash compensation, each non-employee director is eligible to receive options under our 2022 Equity Incentive Plan (the “2022 Plan”). All options granted under the policy are nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Vesting schedules for equity awards are subject to the non-employee director’s continuous service on each applicable vesting date, provided that each option will vest in full upon a change in control of the company, as defined in the 2022 Plan.

Initial award. Each new non-employee director elected or appointed to our Board will automatically be granted an initial, one-time stock option award having an aggregate grant date fair value of $315,000, provided that the number of shares underlying such option will not exceed 32,500 shares. The initial option grant will vest in substantially equal monthly installments over a three-year period such that the option is fully vested on the third anniversary of the grant date.

Annual awards. Beginning in 2024, on the date of each annual meeting of stockholders of our company, each non-employee director that continues to serve on our Board and who has served as a non-employee director for a minimum of one year will automatically be granted a stock option award having an aggregate grant date fair value of $210,000, provided that the number of shares underlying such option will not exceed 20,275 shares.. The annual option grant will vest in substantially equal monthly installments over a one-year period such that the option is fully vested on the first anniversary of the grant date, provided that such option will in any case become fully vested on the date immediately preceding the date of our next annual stockholder meeting.

2024 Director Compensation

The following table sets forth information for the year ended December 31, 2024, regarding the compensation awarded to, earned by or paid to our non-employee directors. Please see the “2024 Summary Compensation Table” for the compensation received by Dr. Blume-Jensen and Dr. Masson for their service to the company during 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles Baum, M.D., Ph.D.	60,000	92,286	-	152,286
Derek DiRocco, Ph.D.	58,750	92,286	-	151,036
Ivana Magovčević-Liebisch, Ph.D., J.D. (4)	40,417	82,059	-	122,476
Michael Tomsicek, M.B.A	58,750	92,286	-	151,036
Santhosh Palani, Ph.D., CFA (5)	42,083	116,997	29,250	188,330
Sharon Shacham, Ph.D., M.B.A.	50,000	92,286	-	142,286

(1)
Represents the fees earned by our non-employee directors for service on our Board or any of its committees, with the fees received by Dr. Magovčević-Liebisch and Dr. Palani pro-rated based on their period of service during 2024.
(2)
Option awards in this column are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). This amount does not reflect the actual economic value that may be realized by the non-employee director. As of December 31, 2024, our non-employee directors had stock options outstanding with respect to the following number of shares: Dr. Baum – 52,775; Dr. DiRocco – 55,510; Dr. Magovčević-Liebisch – 32,500; Mr. Tomsicek – 55,510; Dr. Palani – 32,500; and Dr. Shacham – 55,510.
(3)
The amount reported in this column represents consulting fees paid to Dr. Palani pursuant to his advisory agreement with the Company, as described further below.
(4)
Dr. Magovčević-Liebisch was appointed to the Board, effective February 8, 2024, and received an initial award with respect to 32,500 shares, and pro-rated fees during the year.
(5)
Dr. Palani was appointed to the Board, effective March 4, 2024, and received an initial award with respect to 32,500 shares, and pro-rated fees during the year.

On June 20, 2024, the Company entered into a written advisory agreement with Dr. Santhosh Palani to provide consulting services to the Company relating to business development, financing and investor relations matters. Under the advisory agreement, Dr. Palani is eligible for a $750.00 hourly payment, subject to an annual maximum payment of $120,000.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025, and is asking stockholders to ratify this appointment at the Annual Meeting.

PwC has audited our financial statements annually since 2022. A representative of PwC is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the audit committee determined that retention of PwC is in the best interests of us and our stockholders. Information regarding fees billed by PwC for our 2023 and 2024 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

Relationship with Independent Registered Public Accounting Firm

Fee Category	2024	2023
Audit Fees	$839,200	$745,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$2,125	$956
Total Fees	$841,325	$745,956

“Audit Fees” above are professional services associated with the audit of our financial statements and the filing of our registration statements.

“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.”

“Tax Fees” includes fees for professional services provided by PwC for tax compliance, tax advice, and tax planning.

“All Other Fees” include fees for services provided by PwC that are not included in the other fee categories reported above. For 2023 and 2024, those fees consist of license fees for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

According to policies adopted by the audit committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. Preapproval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The audit committee approved one hundred percent (100%) of all services provided by PwC during the years ended December 31, 2024 and 2023. The audit committee has considered the nature and amount of the fees billed by PwC and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining PwC’s independence.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and Nasdaq standards and is available in the “Investors & Media — Corporate Governance” section of our corporate website, www.acrivon.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024 and has discussed with PwC, our independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required under the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC its independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The Audit Committee has engaged PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such engagement by our stockholders.

Audit Committee

Michael Tomsicek, M.B.A., Chair
Ivana Magovčević-Liebisch, Ph.D., J.D.
Derek DiRocco, Ph.D.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Peter Blume-Jensen, M.D., Ph.D.	Chief Executive Officer, President, and Chairman of the Board	63
Kristina Masson, Ph.D., M.B.A.	Executive Vice President, Business Operations, and Director	45
Eric Devroe, Ph.D.	Chief Operating Officer	47
Mary-Alice Miller, J.D.	Chief Legal Officer	51
Adam Levy, Ph.D., M.B.A.	Chief Financial Officer	60
Mansoor Raza Mirza, M.D.	Chief Medical Officer	64
Erick Gamelin, M.D., Ph.D.	Chief Development Officer	68

Peter Blume-Jensen, M.D., Ph.D. — For Peter Blume-Jensen’s biographical information, see “Nominees and Continuing Directors — Class III Directors with Terms Expiring in 2025.”

Kristina Masson, Ph.D., M.B.A. — For Kristina Masson’s biographical information, see “Nominees and Continuing Directors — Class II Director Nominees for Terms Expiring in 2027.”

Eric Devroe, Ph.D., has served as our Chief Operating Officer since August 2022 and previously served as our Senior Vice President, Business Operations from October 2020 to August 2022. Dr. Devroe also served as our Corporate Secretary from January 2021 to December 2022. Previously, Dr. Devroe served as Founder & Chief Executive Officer of Xione Therapeutics, Inc., an oncology company, from August 2019 to September 2021, Strategic Advisor, Therapeutics Discovery at the MD Anderson Cancer Center from May 2018 to October 2019, and Founder & Chief Executive Officer of Opsonix, Inc., an infectious diseases company, from 2015 to May 2018. Dr. Devroe received a B.S. in microbiology from the University of Texas at Austin and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Mary-Alice Miller, J.D., has served as our Chief Legal Officer since September 2023 and previously served as our General Counsel from October 2022 to September 2023. Mrs. Miller has also served as our Corporate Secretary since December 2022. Prior to this, Mrs. Miller served as General Counsel of Butterfly Network, Inc., a digital health company, from December 2020 to June 2022. Prior to that, she served as General Counsel and Chief Risk Officer of Columbia Care, a medical cannabis company, from December 2017 to December 2020. Prior to that, Mrs. Miller was a member of Outside GC from March 2017 to December 2017, providing general counsel legal support to client companies. Mrs. Miller received a B.A. from Boston College and a J.D. from Boston College Law School.

Adam Levy, Ph.D., M.B.A., has served as our Chief Financial Officer since April 2025. He was previously serving as Senior Vice President and Head, Corporate Affairs and Investor Relations of the Company since July 2023. Prior to joining the Company, from 2022 to 2023, Dr. Levy served as Senior Vice President of Investor Relations at Zentalis Pharmaceuticals, Inc. (“Zentalis”), a clinical-stage biopharmaceutical company. Prior to Zentalis, from 2021 to 2022, he was Senior Vice President of Investor Relations and Corporate Communications at Turning Point Therapeutics, a clinical-stage precision oncology company, which, during his time there, was acquired by Bristol Myers Squibb for $4.1 billion. From 2020 to 2021, he was Executive Vice President, Corporate Development and Investor Relations at Alaunos Therapeutics, a clinical stage cellular immuno-oncology company. From 2016 to 2020, he was Executive Director and Head, Corporate Strategy and Investor Relations at Gilead Sciences, a biopharmaceutical company focused on antiviral drugs. Dr. Levy received an

MBA in Finance from the Kellogg School of Management at Northwestern University, a PhD in Molecular Biology from the University of Illinois at Chicago, and a BS in Genetics from the University of Illinois at Urbana-Champaign.

Mansoor Raza Mirza, M.D., has served as our Chief Medical Officer since April 2025. He most recently served as chief oncologist at Copenhagen University National Medical Center (Rigshospitalet) in Denmark, a position he held since July 2009. Dr. Mirza also currently serves as the medical director of the Nordic Society of Gynecologic Oncology Clinical Trial Unit, a position he had held since April 2013. His expertise is in both medical and radiological oncology, with a primary focus on non-surgical treatments for gynecologic cancers. He has broad experience in clinical protocol development, trial conduct and clinical trial regulations, and is a globally recognized key opinion leader in endometrial cancer. Dr. Mirza holds key positions in several prestigious organizations, including serving as vice-president of the European Society of Gynecological Oncology and executive director of the Gynecologic Cancer InterGroup. He is a founding member and past president of the European Network of Gynecological Oncological Trials Group. Additionally, he currently serves on the board of Karyopharm Therapeutics and Sera Prognostics. He is a European Society for Medical Oncology (ESMO) faculty member, a member of the Danish Society of Clinical Oncology (DSKO), the European Society of Gynecologic Oncology (ESGO), the International Gynecologic Cancer Society (IGCS) and the American Society of Clinical Oncology (ASCO). Dr. Mirza earned his medical degree with honors in 1985, followed by diplomas in surgery in 1986 and clinical oncology in 1988, all from the Pirogov Moscow State Medical Institute in Moscow, Russia. He later completed postgraduate education in clinical oncology at the University of Southern Denmark and holds licenses to practice medical and radiation oncology in Denmark.

Erick Gamelin, M.D., Ph.D., has served as our Chief Development Officer since January 2024, and previously served as our Chief Medical Officer since March 2021. Previously, he served as Chief Medical Officer at Step Pharma, a biotechnology company, from November 2019 to January 2021, Vice President, Oncology at Dynavax Technologies Corporation, a biopharmaceutical company, from March 2018 to October 2019, Vice President at MacroGenics, Inc., a biopharmaceutical company, from August 2017 to March 2018, and in various leadership positions in the Oncology Vaccine department at Pfizer Inc., a pharmaceutical company, from 2015 to July 2017. Dr. Gamelin is a medical oncologist, former professor of Medical Oncology and CEO of a national University Cancer Center, ICO, and a Knight of the French National Order of Merit, appointed by the French Minister of Health. He has co-authored more than 135 international scientific articles in peer-reviewed journals and has founded and led an academic research team: “Genomics and mechanisms of cancer resistance.” Dr. Gamelin received a Ph.D. in molecular pharmacology from Bordeaux University and conducted his Post-Doctoral studies in the Molecular Therapeutics Section, Medical Branch, at the National Institutes of Health.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Overview

Our current executive compensation program is intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as our historical compensation practices. For 2024, the material elements of our executive compensation program were base salary, annual cash incentives and equity awards in the form of stock options.

Our named executive officers for the fiscal year ended December 31, 2024, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•
Peter Blume-Jensen, M.D., Ph.D., our Chief Executive Officer and President and Chairman of our Board;
•
Kristina Masson, Ph.D., M.B.A, our Executive Vice President, Business Operations, and a member of our Board; and
•
Eric Devroe, Ph.D., our Chief Operating Officer.

2024 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the year ended December 31, 2024, and, to the extent required by SEC disclosure rules, the year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Peter Blume-Jensen, M.D., Ph.D.	2024	655,133	–	–	931,760	413,419	–	2,000,312
Chief Executive Officer, President and Director	2023	629,000	–	5,488,273	348,700	–	–	6,465,973
Kristina Masson, M.B.A., Ph.D. (3)	2024	565,539	–	–	372,702	258,935	–	1,197,176
Executive Vice President, Business Operations, Director	2023	521,383	–	–	218,400	–	–	739,783
Eric Devroe, Ph.D. (4)	2024	510,467	–	–	372,702	263,559	–	1,146,728
Chief Operating Officer	2023	–	–	–	–	–	–	–
(1)
RSUs and option awards in this column are reported at the aggregate grant date fair value in accordance with FASB ASC Topic 718. The grant date fair value of RSUs is calculated based on the closing stock price on the date of grant. Assumptions used in the calculation of the grant date fair value for the option awards are included in Note 9 to our audited consolidated financial statements included in our 2024 Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(2)
Amounts in this column for 2024 represent annual cash incentives paid based on the achievement of corporate and individual performance objectives established by the Board with respect to 2024 performance.
(3)
Base salary paid to Dr. Masson prior to June 1, 2023 was paid in Swedish Krona and the base salary since June 1, 2023 was paid 30% in Swedish Krona and 70% in U.S. dollars. Amounts received in Swedish Krona were converted to U.S. dollars based on an average annual conversion rate of 0.0943 USD to SEK.
(4)
Dr. Devroe was not a named executive officer in 2023.

Narrative to the 2024 Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In March 2024, the Board approved an increase to Dr. Blume-Jensen's base salary from $634,000 to $659,360, effective in March 2024. In February 2024, the Compensation Committee approved an increase in Dr. Masson’s base salary from $546,000 to $567,840, and Dr. Devroe’s base salary from $494,000 to $513,760, each effective in March 2024.

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives. Each named executive officer has a target annual incentive opportunity, calculated as a percentage of annual base salary. For 2024, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 55% for Dr. Blume-Jensen, 40% for Dr. Masson, and 45% for Dr. Devroe. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. For 2024, our Board determined that we had achieved the corporate performance goals and bonuses were paid in early 2025. Please see the column of the 2024 Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation” for the aggregate payouts for each named executive officer.

Equity-Based Incentive Awards

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have used a mix of stock options and restricted stock units (“RSUs”) in our executive compensation program. We believe stock options are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of stock options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. RSUs can serve as an important retention tool while also continuing to align the interests of our executive officers with those of our stockholders as the value will fluctuate based on fluctuations in our stock price. We believe that our equity awards are an important incentive and retention tool for our executive officers, as well as for our other employees.

We award stock options broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of our Board and are not made at any specific time period during a year.

In February 2024, the Board approved option grants with respect to 225,226, 90,090 and 90,090 shares to Drs. Blume-Jensen, Masson and Devroe, respectively, with a March 1, 2024 grant date. The options are scheduled to vest with respect to 25% of the shares subject to the options on March 3, 2025, and the remaining shares subject to the options are scheduled to vest in 36 equal monthly installments thereafter, subject to the continuous service through each such vesting date and accelerated vesting in the event the named executive officer’s employment is terminated by us other than for cause during the 12-month period following a change in control.

2024 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2024.

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Excersise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)
Peter Blume-Jensen,	1/14/2021	10/5/2020	165,947	—	$1.04	1/13/2031	—	—
M.D., Ph.D.	3/22/2022	1/1/2022	59,739	31,116(4)	$3.88	3/22/2032	—	—
	11/14/2022	11/14/2022	93,890	86,379(5)	$12.5	11/14/2032	—	—
	3/1/2024	3/1/2024	—	225,226(5)	$5.7	3/1/2034	—	—
	11/14/2022	11/14/2022	—	—	—	—	479,407(6)	$2,886,030
	11/14/2022	11/14/2022	—	—	—	—	30,045(7)	$180,871
	8/21/2023	8/21/2023	—	—	—	—	288,164(6)	$1,734,747
Kristina Masson,	1/14/2021	10/5/2020	82,973	—	$1.04	1/13/2031	—	—
M.B.A., Ph.D.	3/22/2022	1/1/2022	46,673	15,557(4)	$3.88	3/22/2032	—	—
	11/14/2022	11/14/2022	41,729	38,391(5)	$12.5	11/14/2032	—	—
	3/1/2024	3/1/2024	—	90,090(5)	$5.7	3/1/2034	—	—
	11/14/2022	11/14/2022	—	—	—	—	13,354(7)	$80,391
Eric Devroe	1/14/2021	10/5/2020	86,615		$1.04	1/13/2031	—	—
Ph.D.	3/22/2022	1/1/2022	70,938	23,648(4)	$3.88	3/22/2032	—	—
	11/14/2022	11/14/2022	52,161	47,989(5)	$12.5	11/14/2032	—	—
	3/1/2024	3/1/2024	—	90,090(5)	$5.7	3/1/2034	—	—
	11/14/2022	11/14/2022	—	—	—	—	16,692(7)	$100,486
(1)
All option awards granted prior to our initial public offering were granted under the 2019 Plan, while all option awards granted after such date were granted under the 2022 Plan. All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.
(2)
All RSU awards were granted under the 2022 Plan.
(3)
Market value determined based on our closing stock price of $6.02 as of December 31, 2024.
(4)
The shares underlying this option vest in 16 equal quarterly installments, commencing on the vesting commencement date, subject to the named executive officer’s continued service through each applicable vesting date.
(5)
The shares underlying these options vested as to 25% on the one-year anniversary of the vesting commencement date, with the remainder vesting in 36 equal monthly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(6)
One-third of the shares underlying this RSU grant vested on the one-year anniversary of the vesting commencement date, with the remainder vesting in eight equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.
(7)
The shares underlying this RSU grant vest as to 25% on the one-year anniversary of the vesting commencement date, with the remainder vesting in twelve equal quarterly installments thereafter, subject to the named executive officer’s continued service through each applicable vesting date.

Employment Agreements with Named Executive Officers and Potential Payments and Benefits Upon Termination or Change in Control

We have entered into employment agreements with our named executive officers. The key terms of the employment agreements are described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment or a change in control under the arrangements with our named executive officers, please see the section titled “Potential Payments Upon Termination of Employment or Change in Control in the Prior Employment Agreements” below.

Employment Agreements with our Named Executive Officers

Peter Blume-Jensen, M.D., Ph.D.

Dr. Blume-Jensen is subject to an employment agreement, dated October 6, 2020, which provides for a base salary, target bonus and severance benefits. In March 2024, the Board approved an increase to Dr. Blume-Jensen's base salary from $634,000 to $659,360, and his annual target bonus was set at 55% of his base salary. The annual bonus will be determined by the Board based on achievement of targets and milestones for our performance and Dr. Blume-Jensen’s performance for the applicable calendar year. Dr. Blume-Jensen’s base salary and target bonus are subject to adjustment, as determined by the Compensation Committee. The employment agreement provides for severance benefits upon a qualifying termination, which are described in detail in the section titled “Potential Payments Upon Termination of Employment or Change in Control” below. The employment agreement also provides for standard benefits, such as vacation, reimbursement of business expenses, and participation in our employee benefit plans and programs.

Kristina Masson, Ph.D., M.B.A.

Dr. Masson is subject to employment agreement with the Company, entered into in May 2023, with respect to her services in the United States and an employment agreement with Acrivon AB, also entered into in May 2023, with respect to her services in Sweden. Under her employment agreements, Dr. Masson is eligible for a combined base salary of $546,000 (which was increased to $567,840 in March 2024) and a target bonus equal to 40% of her base salary. The annual bonus will be determined by the Board based on achievement of targets and milestones for our performance and Dr. Masson’s performance for the applicable calendar year. Dr. Masson’s base salary and target bonus are subject to adjustment, as determined by the Compensation Committee. The employment agreements provide for severance benefits upon a qualifying termination, which are described in detail in the section titled “Potential Payments Upon Termination of Employment or Change in Control” below. The employment agreements also provide for standard benefits, such as vacation, reimbursement of business expenses, and participation in our employee benefit plans and programs.

Eric Devroe, Ph.D.

Dr. Devroe is subject to an offer letter which provides for a base salary, target bonus and severance benefits. In February 2024, our Compensation Committee approved an increase to Dr. Devroe’s base salary from $475,000 to $513,760 and an increase of his annual target bonus to 45% of his base salary. The annual bonus will be determined by the Board based on our and Dr. Devroe’s performance against corporate goals for the applicable calendar year. The offer letter provides for severance benefits upon a qualifying termination, which are described in detail in the section titled “Potential Payments Upon Termination of Employment or Change in Control” below. The offer letter provides for standard benefits, such as vacation and participation in our employee benefit plans and programs.

Potential Payments Upon Termination of Employment or Change in Control

Dr. Blume-Jensen

In the event that Dr. Blume-Jensen’s employment terminates, other than during the three months prior to, or within a twelve month period following, the consummation of a change of control (the “Change of Control Period”), by us without “cause” or by Dr. Blume-Jensen for “good reason” (as defined in the employment agreement), and subject to Dr. Blume-Jensen’s execution of a separation agreement with a general release of claims in our favor, and standard terms relating to non-disparagement, confidentiality, cooperation and the like (the “Executive Severance Conditions”), Dr. Blume-Jensen will receive (i) cash severance in the form of continuation of his base salary for a period of twelve months; (ii) a pro-rata portion of his target bonus for the year in which termination occurs; (iii) continuation of health benefits for a period of up to twelve months; and (iv) continued vesting of all outstanding time-based equity awards that would otherwise have vested had he remained employment for an additional twelve months after the separation date.

In the event that Dr. Blume-Jensen’s employment terminates without cause or upon Dr. Blume-Jensen’s resignation for good reason within the Change of Control Period, and subject to Dr. Blume-Jensen’s satisfaction of the Executive Severance Conditions, Dr. Blume-Jensen will receive (i) cash severance in the form of a lump sum payment equal to eighteen months of his base salary; (ii) 100% of his target bonus; (iii) continuation of health benefits for a period of up to eighteen months; and (iv) full acceleration of all outstanding time-based equity awards held by Dr. Blume-Jensen.

Dr. Masson

In the event that Dr. Masson’s employment terminates, other than during the Change of Control Period, by us without “cause” or by Dr. Masson for “good reason” (as defined in the amended employment agreement), and subject to Dr. Masson’s satisfaction of the Executive Severance Conditions, Dr. Masson will receive (i) cash severance in the form of continuation of her base salary for a period of nine months and, under the agreement with Acrivon AB, a lump sum payment equal to three months of base salary; (ii) a pro-rata portion of her target bonus for the year in which termination occurs; (iii) continuation of health benefits for a period of up to nine months; and (iv) continued vesting of all outstanding time-based equity awards that would otherwise have vested had she remained in employment for an additional nine months after the separation date.

In the event that Dr. Masson’s employment terminates without cause or upon Dr. Masson’s resignation for good reason within the Change of Control Period, and subject to Dr. Masson’s satisfaction of the Executive Severance Conditions, Dr. Masson will receive: (i) cash severance in the form of a lump sum payment equal to twelve months of her base salary; (ii) 100% of her target bonus; (iii) continuation of health benefits for a period of up to twelve months; and (iv) full acceleration of all outstanding time-based equity awards held by Dr. Masson.

Dr. Devroe

In the event that Dr. Devroe’s employment terminates, other than during the period ending twelve months after a change of control, by us without “cause” or by Dr. Devroe for “good reason” (as defined in the employment agreement), and subject to Dr. Devroe’s execution of a separation agreement with a general release of claims in our favor, Dr. Devroe will receive cash severance in the form of continuation of his base salary for a period of six months. In the event that Dr. Devroe’s employment terminates, within the Change of Control Period, by us without “cause” or by Dr. Devroe for “good reason” (as defined in the employment agreement), and subject to Dr. Devroe’s execution of a separation agreement with a general release of claims in our favor, Dr. Devroe will receive (i) cash severance in the form of a lump sum payment equal to six months of his base salary in effect at the time of his separation and (ii) full acceleration of all unvested shares and unexercised options held by Dr. Devroe as of the date of termination.

Retirement Benefits and Other Compensation

Our named executive officers are eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. In addition, we maintain a 401(k) profit sharing plan pursuant to Section 401(k) of the Code covering all eligible employees. We generally do not provide other perquisites or personal benefits except in limited circumstances.

Policies and Practices Regarding Long-Term Incentive Awards

Long-term incentive awards are generally made on an annual basis, or at the time of a special event (such as upon hiring or promotion). We expect to grant equity awards in connection with our annual review cycle. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. On February 13, 2024, the Compensation Committee approved option grants for our named executive officers with a grant date of March 1, 2024. We attempt to make equity awards during periods when we do not have material non-public information (MNPI) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.

The following table presents information regarding stock options issued to our named executive officers in 2024 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.

(1)
These grants were approved on February 13, 2024, with a grant date of March 1, 2024. On March 4, 2024, the Company filed an 8-K disclosing the appointment of Dr. Palani to the Board, effective March 4, 2024.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Compensation Committee considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us.

Name	Grant Date(1)	Number of securities underlying the award	Exercise price of the award ($/share)	Grant date fair value of award

Percent change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material non-public information and the trading day beginning immediately following the disclosure of material non-public information

Peter Blume-Jensen, M.D., Ph.D.	3/1/2024	225,226	$5.70	$931,760	-13.3%
Kristina Masson, MBA, Ph.D.	3/1/2024	90,090	$5.70	$372,702	-13.3%
Eric Devroe, Ph.D.	3/1/2024	90,090	$5.70	$372,702	-13.3%

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#)(2)
Equity Compensation plans approved by security holders	4,485,546	$7.04	2,401,347
Equity Compensation plans not approved by security holders	—	—	—
Total	4,485,546	$7.04	2,401,347

(1) Consists of 4,485,586 shares issuable pursuant to outstanding stock options and 975,559 unvested RSUs under 2019 Stock Incentive Plan, 2022 Stock Incentive Plan and 2023 Inducement Plan.

(2) Includes 659,430 shares available for issuance under our Employee Stock Purchase Plan.

Ownership Of Our Common Stock

The following table sets forth information relating to the beneficial ownership of our common stock as of April 21, 2025 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 21, 2025, through the exercise of any stock option or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 31,354,984 shares of our common stock outstanding on April 21, 2025. Shares of our common stock that a person has the right to acquire within 60 days of April 21, 2025, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but not for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with RA Capital Management(1)	8,359,102	26.7%
Perceptive Life Sciences Master Fund, Ltd.(2)	5,360,858	17.1%
Chione Limited(3)	3,848,632	12.3%
Sands Capital Life Sciences Pulse Fund II, L.P.(4)	2,122,605	6.8%
Entities affiliated with Citadel Advisors (5)	2,119,664	6.8%

Named Executive Officers and Directors:

Peter Blume-Jensen, M.D., Ph.D.(6)	2,757,577	8.6%
Kristina Masson, Ph.D., M.B.A.(7)	2,757,577	8.6%
Eric Devroe, Ph.D. (8)	310,926	*
Charles Baum, M.D., Ph.D. (9)	41,038	*
Derek DiRocco, Ph.D. (9)	51,595	*
Ivana Magovčević-Liebisch, Ph.D., J.D. (9)	14,444	*
Santhosh Palani, Ph.D., C.F.A. (9)	13,541	*
Sharon Shacham, Ph.D., M.B.A. (9)	51,595	*
Michael Tomsicek, M.B.A. (9)	51,595	*
All directors and executive officers as a group (13 persons)(10)	3,717,517	11.9%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on a Schedule 13D/A filed by RA Capital Management, L.P. (“RA Capital”), RA Capital Healthcare Fund, L.P. (the “Fund”), Peter Kolchinsky, and Rajeev Shah on April 11, 2024. RA Capital, Peter Kolchinsky and Rajeev Shah reported shared voting and dispositive power over 8,359,102 shares. The Fund reports shared voting and dispositive power over 7,914,206 shares. Derek DiRocco, Ph.D., a member of our Board, is a partner at RA Capital Management, L.P. (“RA Capital”). RA Capital is the investment manager for RA Healthcare and Nexus II. The general partner of RA Capital is RA Capital Management GP, LLC (“RA Capital GP”), of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital, RA Capital GP, Peter Kolchinsky and Rajeev Shah may be deemed to have shared voting and investment power with respect to the shares held by RA Healthcare and Nexus II. RA Capital, RA Capital GP, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. The address of all entities and individuals referenced in this footnote is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(2)
Based solely on a Schedule 13G/A filed by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”) and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) on April 15, 2024, each reporting shared voting and dispositive power over the shares. The Master Fund directly holds 5,360,858 shares of Common Stock. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address for Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10003.
(3)
Based on a Schedule 13G/A filed by Chione Limited (“Chione”), Marcin Czernik, Andreas Hadjimichael, Anastasis Nikolaou and Wiaczeslaw Smolokowski on July 10, 2024. Messrs. Czernik, Hadjimichael, Nikolaou and Smolokowski may be deemed to share voting and investment power and beneficial ownership of the shares held directly by Chione. Each of Messrs. Czernik, Hadjimichael, Nikolaou and Smolokowski disclaim beneficial ownership of such securities. The address of Chione and the individuals (other than Mr. Smolokowski) referenced in this footnote is Simou Menardou 5, Kifisia Court. Office 225, 6015 Larnaca, Cyprus. Mr. Smolokowski’s address is Chalet Lenotchka, Chemin des Marais 1, Chesieres, Switzerland.
(4)
Based on a Schedule 13G/A filed by Sands Capital Life Sciences Pulse Fund II, L.P. (“Sands Pulse Fund II”), Sands Capital Ventures, LLC (“SCV”) and Frank M. Sands, with respect to the shares held by Sands Pulse Fund II on February 13, 2024, each reporting shared voting and dispositive power over 1,652,605 shares. Further, these shares include 470,000 aggregate shares held by Sands Pulse Fund II acquired in a private placement which closed on April 8, 2024. Sands Capital Life Sciences Pulse Fund II-GP, L.P. (“Sands Pulse GP L.P.”) is the general partner of Sands Pulse Fund II. Sands Capital Life Sciences Pulse Fund II-GP, LLC (“Sands Pulse II GP L.P.” and, together with Sands Pulse GP L.P., the “Sands General Partners”) is the general partner of Sands Pulse GP L.P. SCV is the investment manager of Sands Pulse Fund II and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. Mr. Sands holds ultimate voting and investment power over securities held by Sands Pulse Fund II, and thus may be deemed to beneficially own the shares held by Sands Pulse Fund II. The address of all entities and the individual referenced in this footnote is 1000 Wilson Boulevard, Suite 3000, Arlington, VA 22209.
(5)
Based on a Schedule 13G/A filed by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH, CGP, Citadel Securities, CALC4 and CSGP, the “Reporting Persons”) with respect to the shares owned by Citadel Multi-Strategy Equities Master Fund Ltd., a Cayman Islands company (“CM”), and Citadel Securities on February 14, 2024. Citadel Advisors, CAH and CGP each reported shared voting and dispositive power over 1,649,646 shares. Citadel Securities, CALC4 and CSGP each reported shared voting and dispositive power over 18 shares. Kenneth Griffin reported shared voting and dispositive power over 1,649,664 shares. Further, these shares include 470,000 aggregate shares held by Citadel CEMF Investments Ltd. acquired in a private placement which closed on April 8, 2024. Kenneth Griffin may be deemed to have dispositive power over pursuant to his ownership of the controlling interest in CGP, the general partner of CAH, which is the sole member of Citadel Advisors, the portfolio manager for Citadel CEMF Investments Ltd. Citadel Advisors is also the portfolio manager for CM. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address of Citadel Advisors LLC is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(6)
Includes (a) 585,046 shares of common stock issuable upon the exercise of options or the vesting of RSUs within 60 days of April 21, 2025 held directly by Dr. Blume-Jensen and (b) 215,102 shares of common stock issuable upon the exercise of options or RSUs within 60 days of April 21, 2025 held directly by Dr. Blume-Jensen’s spouse, Dr. Masson.
(7)
Includes (a) 215,102 shares of common stock issuable upon the exercise of options or the vesting of RSUs within 60 days of April 21, 2025 held directly by Dr. Masson and (b) 585,046 shares of common stock issuable upon the exercise of options or RSUs within 60 days of April 21, 2025 held directly by Dr. Masson’s spouse, Dr. Blume-Jensen.

(8)
Includes 258,384 shares of common stock issuable upon the exercise of options or the vesting of RSUs within 60 days of April 21, 2025 held directly by Dr. Devroe.
(9)
Represents shares of common stock issuable upon the exercise of options within 60 days of April 21, 2025.
(10)
Includes 1,677,449 shares of common stock issuable upon the exercise of options or the vesting of RSUs within 60 days of April 21, 2025 held directly by all directors and officers.

Certain Relationships And Related Person Transactions

Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including:

•
the risks, costs and benefits to us;
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the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
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the availability of other sources for comparable services or products; and
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the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Related Person Transactions

The following is a description of transactions since the beginning of fiscal year 2023 to which we have been or are to be a participant, in which the amount exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.

April 2024 Private Placement

On April 8, 2024, we entered into a securities purchase agreement for a private placement (the “Private Placement”) with certain institutional and accredited investors. RA Capital Healthcare Fund, L.P., an entity affiliated with RA Capital Management, and a beneficial owner of greater than 5% of our capital stock, purchased 3,530,000 shares of our common stock in the Private Placement at $8.50 per share for an aggregate purchase price of $30,005,000. Perceptive Life Sciences Master Fund, Ltd., a beneficial owner of greater than 5% of our capital stock, purchased 2,353,000 shares of our common stock in the Private Placement at $8.50 per share for an aggregate purchase price of $20,000,500. Sands Capital Life Sciences Pulse Fund II, L.P., a beneficial owner of greater than 5% of our capital stock, purchased 470,000 shares of our common stock in the Private Placement at $8.50 per share for an aggregate purchase price of $3,995,000. Citadel CEMF Investments Ltd., an entity affiliated with Citadel Advisors LLC, a beneficial owner of greater than 5% of our capital stock, purchased 470,000 shares of our common stock in the Private Placement at $8.50 per share for an aggregate purchase price of $3,995,000.

On April 8, 2024, in connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers, pursuant to which the Company agreed to register for resale under the Securities Act the shares and the pre-funded warrant shares held by the purchasers (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to prepare and file a registration statement with the SEC, covering the resale of the Registrable Securities by no later than May 11, 2024.

Additional Information

Availability of Certain Information

A copy of the 2024 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice. We filed the 2024 Annual Report with the SEC on March 27, 2025. We will mail without charge, upon written request, a copy of the 2024 Annual Report, excluding exhibits. Please send a written request to Investor Relations, Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, MA 02472.

Householding

Stockholders residing in the same address who hold their stock through a bank or broker may receive only one set of proxy materials, including the Notice, in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials, called “householding,” saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household receives multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may submit proposals for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders (the “2026 Proxy Statement”). For a proposal to be considered for inclusion in the 2025 Proxy Statement, the stockholder must satisfy the requirements set forth in Rule 14a-8 and must be submitted in writing to our Corporate Secretary at Acrivon Therapeutics, Inc., 480 Arsenal Way, Suite 100, Watertown, MA 02472. Such proposal must be received by December 26, 2025.

For stockholders who wish to present a proposal or nomination before our 2026 Annual Meeting of Stockholders, but do not intend to have their proposal included in the 2026 Proxy Statement, our bylaws also provide for notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting other than those to be included in the 2026 Proxy Statement. To be considered timely under these provisions, the stockholder’s notice must be received by the Corporate Secretary at our principal executive offices at the address set forth above between February 13, 2026 and March 15, 2026. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. In addition to satisfying the requirements of our bylaws, to comply with the universal proxy rules once effective, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2026.

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number Internet: Annual Meeting of Stockholders www.proxypush.com/ACRV • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-316-1838 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions styleIPC P.O. BOX 8016, CARY, NC 27512-9903 Acrivon Therapeutics, Inc. For Stockholders of record as of April 21, 2025 Friday, June 13, 2025 11:00 AM, Eastern Time Annual meeting to be held virtually via the internet - please visit www.proxypush.com/ACRV for more details. Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Eastern Time, June 13, 2025. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ACRV This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adam Levy and Mary-Alice Miller (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Acrivon Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Acrivon Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Class III Directors FOR WITHHOLD 1.01 Peter Blume-Jensen, M.D., Ph.D. FOR #P2# #P2# 1.02 Derek DiRocco, Ph.D. FOR #P3# #P3# 1.03 Santhosh Palani, Ph.D., C.F.A. FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the company's independent FOR #P5# #P5# #P5# registered public accounting firm for the fiscal year ending December 31, 2025. 3. The transaction of such other business as may properly come before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ACRV Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)